EXHIBIT 10.1

FORM OF

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into ____________________, 2014, by and among PVPower, Inc., a Delaware corporation (“Seller”), and Juhl Energy, Inc., a Delaware corporation (“Purchaser”).

RECITALS

A.     Seller provides to its customers direct solar PV (photovoltaic) distribution in North America, focusing on products, logistics and engineering services, related thereto. The business of Seller as described above is referred to herein as the “Business.”

B.     Seller desires to sell all of Seller’s assets, properties and rights related exclusively to, or otherwise used primarily in connection with the operation of, the Business, of whatever kind and wherever located, but which exclude the Excluded Assets, as herein defined (the “Purchased Assets”), and Purchaser desires to purchase the Purchased Assets, all on the terms contained in this Agreement.

AGREEMENTS

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Purchase and Sale of Assets

1.1     Agreement to Purchase and Sell. On the terms contained in this Agreement, Purchaser hereby purchases from Seller, and Seller hereby sells to Purchaser, all of the Purchased Assets. The Purchased Assets are being sold to Purchaser free and clear of any liens, title claims, encumbrances or security interests.

1.2     Enumeration of Purchased Assets. The Purchased Assets include, without limitation, the following items related exclusively to, or otherwise used primarily in connection with the operation of, the Business:

a.     All furniture, fixtures, equipment (including office equipment), machinery, parts, computer hardware, tools, and all other tangible personal property including, without limitation, the Kiwi assets (collectively, the “Tangible Assets”);

b.     All claims and rights (and benefits arising therefrom) against suppliers under warranties covering any of the Tangible Assets (collectively, the “Transferred Claims”), and all permits, to the extent they are legally transferable by Seller;

c.     All Purchased Intellectual Property (as defined in Article VII, below) and all goodwill associated with the Purchased Intellectual Property including without limitation the “PVPower” website and the “Solarbear” website;

d.     All of Seller’s right, title and interest in, to and under those agreements, contracts, licenses, leases, sales orders, sales contracts, purchase orders, purchase contracts, quotations, bids, contracts, license agreements, sales representative agreements, service agreements, supply agreements, computer software agreements, technical service agreements and other agreements of the Business as set forth on Schedule 1.2(d) attached hereto (the “Assumed Contracts”) (but only those that Seller is entitled to assign and transfer to Purchaser pursuant to the terms of Section 6.3, below);

e.     All contracts with Seller's customers, as specifically listed on Schedule 1.2(e) attached hereto (“Customer Contracts”) and all work in process and work product created by Seller pursuant to the Customer Contracts that Seller is entitled to assign and transfer to Purchaser pursuant to the terms of Section 6.3, below

f.     Copies of all customer lists, customer records and information, and all books and records, as described in Schedule 1.2(f) attached hereto (“Books and Records”), but excluding such books, records, data and other information which Seller is prohibited by Law or contract from assigning and transferring to Purchaser (Purchaser acknowledges that, as provided herein, Seller will be retaining copies of all such books, records, data and other information for its continued use outside of the Business, but subject to the limitations contained in Section 6.10, below);

g.     All rights in connection with deposits and prepaid expenses, except as disclosed on Schedule 1.2(g) attached hereto;

h.     All computer software, including all documentation and source codes with respect to such software and licenses and leases of software (but only software that Seller is entitled to assign and transfer to Purchaser pursuant to the terms of Section 6.3, below);

i.     All sales and promotional materials, catalogues and advertising literature (subject to Purchaser’s agreement to remove any reference to Seller’s name, logo and/or other Intellectual Property that does not constitute Purchased Intellectual Property, and which appears on such materials, prior to using or reproducing such materials); and

j.     All telephone numbers of Seller.

1.3     Excluded Assets. Notwithstanding Sections 1.1 and 1.2, the Purchased Assets shall not include the following assets of Seller (the “Excluded Assets”):

a.     All cash on hand and in banks and other financial institutions, cash equivalents, and investments;

b.     Claims (and benefits to the extent they arise therefrom) other than the Transferred Claims;

c.     Seller’s name, corporate charter, minute and stock record books, income tax returns, corporate seal, checkbooks and cancelled checks;

d.     Tax and/or insurance refunds;

e.     Retirement plans and related assets; and

f.     All of Seller's assets not specifically included within the Purchased Assets, including: (i) those contracts and agreements with current and former customers of the Business which Seller has completed prior to the date hereof, and all related work product, communications and information; and (ii) Seller's assets which include, but are not limited to, assets used in connection with the Business.

ARTICLE II

Assumption of Liabilities

2.1     Assumed Liabilities. As partial consideration for the Purchased Assets, Purchaser hereby assumes and agrees to discharge and perform the following (and only the following) liabilities of Seller applicable to the Business (the “Assumed Liabilities”):

a.     All of the liabilities and obligations of Seller that accrue after the date hereof under the Assumed Contracts (and Purchaser agrees to perform such obligations within the time frames stated in the Assumed Contracts);

b.     All of the liabilities and obligations of Seller that accrue after the date hereof under customer, vendor and other agreements or contracts applicable to the Business and which are identified on Schedule 1.2(d) that are not assigned or transferred to Purchaser, but with respect to which, pursuant to Section 6.3 or otherwise, Purchaser performs and/or otherwise obtains the benefit thereof during the period after the date hereof (collectively, the “Non-Assigned Contracts”) (and Purchaser agrees to perform such obligations within the time frames stated in the Non-Assigned Contracts.

c.     The accounts payable incurred from and after the date hereof, and all other liabilities of the Business, arising from and after the date hereof; and

d.     Liabilities of Seller under any permits which were issued to Seller in the ordinary course of business prior to the date hereof and which are assigned or transferred to Purchaser pursuant to the provisions hereof, to the extent such liabilities relate to the operation of the Business on or after the date hereof.

ARTICLE III

Consideration; Closing; Effective Time

3.1     Consideration. In consideration for the purchase of the Purchased Assets, Purchaser agrees to deliver to Seller and Seller agrees to accept the delivery of 600,000 shares of unregistered common stock of the Purchaser (the “Stock Consideration”) issued to the Seller.

3.2     Closing Date; Effective Time. The consummation of transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Synergy Law Group, LLC, Chicago, Illinois at 10:00 a.m. on a date to be agreed by Purchaser and Seller (the “Closing Date”), which shall be no later than the tenth business day following receipt of the necessary approvals by Seller including shareholder approval. At the Closing, subject to the terms and conditions of this Agreement, the parties hereto shall cause the asset purchase transaction to be consummated by delivery of the closing documents provided in Article V, at which time the transaction shall become effective (the “Effective Time”).

ARTICLE IV

Representations and Warranties

4.1     Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller, that:

a.     Purchaser has full power and authority to enter into and perform (x) this Agreement and (y) all documents and instruments to be executed by Purchaser pursuant to this Agreement (collectively, “Purchaser’s Ancillary Documents”).

b.     This Agreement has been, and Purchaser’s Ancillary Documents will be, duly executed and delivered by duly authorized officers of Purchaser and, upon execution, will be valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

c.     Neither the execution and delivery of this Agreement and Purchaser’s Ancillary Documents by Purchaser, nor the consummation by Purchaser of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser’s Articles of Incorporation or by-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.

d.     Purchaser has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, as a public reporting company (the foregoing materials being collectively referred to herein as “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Purchaser and its consolidated subsidiaries if any, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

e.     Purchaser is currently listed in good standing on the OTC Bulletin Board (OTCBB) under the trading symbol JUHL.OB.

f.     The shares representing the Stock Consideration, upon issuance, will be validly issued, fully paid and non-assessable, and the issuance of the shares representing the Stock Consideration is not in violation of any of the provisions of its Articles of Incorporation or by-laws, or any agreements, instruments or other obligations entered into by the Purchaser.

4.2     Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that, except as set forth in the schedule delivered by Seller to Purchaser concurrently herewith and identified as the “Disclosure Schedule”:

a.     Seller is a corporation duly incorporated, validly existing and in current status, under the laws of the State of Delaware, and has not filed articles of dissolution with the Delaware Secretary of State. Seller has all necessary corporate power and authority to conduct the Business as the Business is now being conducted.

b.     Seller has qualified as a foreign corporation, and is in good standing, under the Laws of all jurisdictions where the nature of the Business or the nature or location of its assets requires such qualification.

c.     Seller has full corporate power and authority to enter into and perform (x) this Agreement and (y) all documents and instruments to be executed by Seller pursuant to this Agreement (collectively, “Seller’s Ancillary Documents”). This Agreement has been, and Seller’s Ancillary Documents will be, duly executed and delivered by duly authorized officers of Seller and, upon execution, will be valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally, by the exercise of judicial discretion in accordance with general equitable principles, and by equitable defenses that may be applied to the remedy of specific performance.

d.     Except Seller shareholder consent and otherwise as disclosed on Schedule 4.2(d), no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement and Seller’s Ancillary Documents and the consummation by Seller of the transaction contemplated by this Agreement and Seller’s Ancillary Documents.

e.     Neither the execution and delivery of this Agreement and Seller’s Ancillary Documents by Seller, nor the consummation by Seller of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller’s Articles of Incorporation or By-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award.

f.     Seller’s books, accounts and records are, and have been, maintained in Seller’s usual, regular and ordinary manner, in accordance with generally accepted accounting principles and all transactions to which Seller has been a party are properly reflected therein.

g.     Complete and accurate copies of the internally prepared statements of profit and loss of Seller, all as of and for the years ended December 31, 2012 and December 31, 2011, and for the interim period ending June 30, 2013, respectively, are contained in Schedule 4.2(g), attached hereto. Said financial statements accurately reflect the results of operations of the Business for the respective periods covered by said statements, in accordance with generally accepted accounting principles, consistently applied.

h.     Seller has good and marketable title to, and the corporate power to sell, the Purchased Assets, free and clear of any liens, claims, encumbrances and security interests, except for liens for non-delinquent taxes. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets has been recorded, filed, executed or delivered.

i.     Except as disclosed on Schedule 4.2(i) attached hereto, since July 1, 2013, Seller has not, with respect to the Business:

i.     sold or in any way transferred or otherwise disposed of any of its assets or property, except for (A) sales of obsolete assets and (B) cash applied in payment of Seller’s liabilities, in the usual and ordinary course of business;

ii.     suffered any material casualty, damage, destruction or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or act of god;

iii.      waived any right or cancelled or compromised any debt or claim, other than in the ordinary course of business;

iv.     borrowed any money or issued any bonds, debentures, notes or other corporate securities evidencing money borrowed; or

v.     without limitation by the enumeration of any of the foregoing, except for the execution of this Agreement, entered into any transaction other than in the usual and ordinary course of business.

j.     Schedule 4.2(j) attached hereto, correctly and completely lists and describes all material contracts, leases, and agreements to which Seller is a party and which relates to the conduct of the Business, including, without limitation: employment and employment related agreements; covenants not to compete; loan agreements; notes; security agreements; sales representative, distribution, franchise, advertising and similar agreements; license agreements; purchase orders and purchase contracts and sales orders and sales contracts. All contracts, leases and other instruments referred to in this Section 4.2(j), and all other contracts or instruments to which Seller is a party, are in full force and binding upon the parties thereto. No material default by Seller has occurred thereunder and, to the best of Seller’s knowledge, no material default by the other contracting parties has occurred thereunder nor has Seller received notice of same. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a material default by Seller thereunder.

k.     Except as disclosed in Schedule 4.2(k) attached hereto, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending, or, to Seller’s knowledge, threatened in writing, against Seller or its affiliates, or with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets (whether used by Purchaser after the date hereof or by Seller prior thereto), nor has Seller received written notice of same.

l.     Except as disclosed in Schedule 4.2(l) attached hereto, Seller has not made any oral or written warranties with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof except as shall be described in the Disclosure Schedule. There are no material claims pending or, to the best of Seller’s knowledge, anticipated or threatened against Seller with respect to the quality of or absence of defects in such products or services, nor has Seller received written notice of same.

m.     All Intellectual Property used by the Business is identified in Schedule 4.2(m) attached hereto, and such Intellectual Property is referred to herein as the “Purchased Intellectual Property.”

n.     Regarding the Purchased Intellectual Property: (i) Seller is the owner of or duly licensed to use each trademark and its associated goodwill; (ii) each trademark registration, if any, exists and has been maintained in good standing; (iii) each patent and application included in the Intellectual Property, if any, exists, is owned by or licensed to Seller, and has been maintained in good standing; (iv) each copyright registration, if any, exists and is owned by Seller; (v) to Seller’s knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the trademarks, nor has Seller received written notice of same; (vi) Seller has no knowledge of any claim asserting that any third party owns any rights in any of the Purchased Intellectual Property, nor has Seller received written notice of same; (vii) Seller has no knowledge of any claim asserting that Seller’s use of any Purchased Intellectual Property infringes any right of any third party, nor has Seller received written notice of same; and (viii) Seller has no knowledge that any third party is infringing any of Seller’s rights in any of the Purchased Intellectual Property, nor has Seller received written notice of same.

o.     The Tangible Assets are, to Seller’s knowledge, in good operating condition and repair (ordinary wear and tear excepted).

p.     The copies of all Customer Contracts furnished by Seller to Purchaser pursuant to the terms of this Agreement are complete and accurate. The Disclosure Schedule contains complete and accurate copies of all documents referred to therein. The information contained in the Disclosure Schedule is complete and accurate.

q.     To the knowledge of the Seller, no hazardous substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by the Seller.

r.     The Seller has been and is in compliance in all material respects with all environmental laws and has obtained and is in compliance with all environmental permits; such environmental permits are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part, as a result of Purchaser’s purchase of the Purchased Assets.

s.     The Seller has not received any written notice from a governmental authority that alleges that the Seller is materially violating any environmental laws. To the knowledge of the Seller, no current or prior owner of any property leased or controlled by the Seller has received any written notice from a governmental authority that alleges that such current or prior owner or the Seller is materially violating any environmental laws.

4.3     Seller’s Representations and Warranties with respect to Stock Consideration. Seller represents and warrants to Purchaser that, with respect to the Stock Consideration:

a.     The Seller acknowledges that the shares representing the Stock Consideration being acquired from the Purchaser are restricted securities as that term is defined in Rule 144 of the Securities Act.

b.     Seller (A) understands that the shares representing the Stock Consideration are not registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the shares representing the Stock Consideration solely for its own account for investment purposes, and not with a view of distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters; (D) has received certain information concerning the Purchaser and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the shares representing the Stock Consideration, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the shares representing the Stock Consideration. Seller is aware of the risk factors associated with the shares representing the Stock Consideration as described in the publicly filed documents of Purchaser.

c.     Seller hereby makes the following additional agreements, representations, and warranties with and to the Purchaser: Seller (a) has made other investments or engaged in other substantial business activities prior to receiving the Stock Consideration; (b) was not organized for the purpose of acquiring Stock Consideration; (c) has the power and authority to execute and comply with the terms of this Agreement; and (d) Seller’s business is located in the state set forth in its address as set forth in Article VIII.

d.     Seller is capable of evaluating the merits and risks of its investment in Purchaser and has the capacity to protect its interests.

e.     Seller is an “accredited investor” as defined in Rule 501(a)(8) under the Securities Act because all of its equity owners are accredited investors.

f.     The Seller consents to the placement of one or more legends on any certificate or other document evidencing ownership of the shares representing the Stock Consideration stating that they have not been registered under the Act and are subject to the terms of this Agreement, and setting forth or referring to the restrictions on the transferability and sale thereof.

ARTICLE V

Deliveries

5.1     Seller Deliveries. On the Closing Date, Seller shall deliver to Purchaser the following:

a.     A certificate from the Secretary of Seller setting forth the resolutions of the Board of Directors and the Shareholders authorizing the execution of this Agreement and Seller’s Ancillary Documents and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein; and

b.     An Assignment Agreement and Bill of Sale, in the form attached as Exhibit A hereto, duly executed by Seller.

5.2     Purchaser Deliveries. On the Closing Date, Purchaser shall deliver to Seller the following:

a.     The stock certificate representing the Stock Consideration (or evidence thereof issued to transfer agent in the form of an instruction letter)

b.     The Assumption Agreement, in the form attached as Exhibit B hereto, duly executed by Purchaser;

c.     A certificate from the Secretary of Purchaser setting forth the resolutions of the Board of Directors authorizing the execution of this Agreement and Purchaser’s Ancillary Agreements and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein;

d.     The Assignment Agreement and Bill of Sale duly executed by Purchaser.

ARTICLE VI

Other Agreements

6.1     Post-Execution Agreements. This Article VI contains certain additional agreements among the parties to this Agreement.

6.2     Inspection of Records. Seller and Purchaser shall each retain and make their respective books and records applicable to the Business (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a five (5) year period. As used in this Section 6.2, the right of inspection includes the right to make extracts or copies. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party.

6.3     Certain Assignments; Seller Cooperation. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any claim or agreement, contract (including any Assumed Contract), lease, permit, commitment, sales order or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of Purchaser or Seller thereunder. If such a consent or agreement to transfer or assign is not obtained for any reason, Purchaser and Seller shall cooperate in any arrangement Purchaser may reasonably request to provide for Purchaser the benefits under such claim, agreement, contract (including any Assumed Contract), lease, permit, commitment or order, provided that any such requested arrangement would not require Seller to make any payment to any third party or cause Seller to incur any liability to any third party.

6.4     Use of Purchased Intellectual Property; References to Seller. Seller shall cease to use and shall not license or permit any third party to use any Purchased Intellectual Property. Purchaser may refer to the Business as formerly being Seller’s. Seller agrees to indicate on its website that it no longer is in the Business, in such location and for such period of time as reasonably determined by Seller after input from and consultation with Purchaser in order to avoid customer confusion (and such indication may include a link to Purchaser’s website).

6.5     Sales and Transfer Taxes and Fees. Seller shall pay when due from assets other than the Purchased Assets, all Illinois and/or federal sales taxes and all other Illinois and/or federal taxes and fees imposed on the transfer of the Purchased Assets arising by virtue of the sale of the Purchased Assets to Purchaser, regardless of whether the liability for said taxes or fees is imposed by law upon Seller or upon Purchaser.

6.6     Cooperation. In addition to the rest of the provisions contained herein requiring cooperation, Seller shall, at no cost to Purchaser (unless the parties otherwise agree in writing), other than payment of Seller's reasonable out-of-pocket expenses, at Purchaser’s reasonable request, use commercially reasonable efforts to assist Purchaser in addressing customer concerns and/or negotiating new or revised contracts.

6.7     Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby.

ARTICLE VII

Definitions

“Accounts Receivable” has the meaning set forth in Section 1.3(b).

“Assumed Liabilities” has the meaning set forth in Section 2.1.

“Assumed Contracts” has the meaning set forth in Section 1.2(d).

“Business” has the meaning set forth in the Recitals above.

“Claim” means (i) all liabilities; (ii) all out-of-pocket losses, deficiencies, damages, judgments, awards, penalties and settlements; (iii) all demands, claims, suits, actions, causes of action, proceedings, assessments, whether or not ultimately determined to be valid; and (iv) all costs and expenses (including, without limitation, court costs and reasonable fees and attorneys’ fees) of investigating, defending or asserting any of the foregoing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Customer Contracts” means those contracts specifically listed on Schedule 1.2(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means those assets specifically set forth in Section 1.3.

“Indebtedness” means any or all of the following liabilities or obligations of Seller, whether primary or secondary, absolute or contingent, or secured or unsecured: (a) for borrowed money or for the deferred purchase price of property or services; (b) amounts owed under capital leases; (c) evidenced by letters of credit, notes, bonds, debentures, guaranties or similar obligations; or (d) secured by a security interest, mortgage, lien or other encumbrance on any asset of Purchaser.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Law” means any constitution, statute, law, ordinance, regulation or rule of any state, federal, foreign, territorial or other government body, subdivision, agency, department, commission, board, bureau or instrumentality of a governmental body.

“Person” means an individual, partnership, limited liability company, corporation, trust, unincorporated organization and/or any other form of entity.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any court, governmental or administrative body or agency or arbitrator.

“Purchased Intellectual Property” has the meaning set forth in Section 4.2(m).

“Purchaser” has the meaning set forth in the preface above.

“Purchaser’s Ancillary Documents” means those documents listed in Section 4.1(a).

“Purchased Assets” means all of the assets purchased by Purchaser from Seller as described in Section 1.2, but excluding the Excluded Assets.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preface above.

“Seller’s Ancillary Documents” means those documents listed in Section 4.2(c).

“Tangible Assets” has the meaning set forth in Section 1.2(a).

ARTICLE VIII

Miscellaneous

8.1     Expenses. Each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants’ and other professional fees and expenses.

8.2     Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Purchaser; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure), including, without limitation, reports Purchaser may be required to file under the Securities Act and the Securities Exchange Act (including pursuant to Section 13(a) or 15(d) of the Exchange Act), as a public reporting company.

8.3     Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If to Purchaser:	Juhl Energy, Inc. Attn: John Mitola, President 1502 17th Street SE Pipestone, MN 56164 Facsimile: 507.777.4344

If to Seller:	PVPower, Inc. Attn: _________________ ______________________ ______________________

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.4     Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each Exhibit, and the Disclosure Schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement, must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

8.5.     Non Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent wavier of any such terms, covenants, conditions, right or privileges, but the same shall continue and remaining full force and effect as if no such forbearance or wavier had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

8.6     Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that State.

8.7     Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.8     Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that Purchaser may assign its rights and delegate its duties under this Agreement to its lenders for collateral security purposes. No such collateral assignment shall relieve Purchaser of any of their liabilities under this Agreement.

8.9     Amendments. This Agreement may not be modified, amended or terminated, except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

8.10     Headings; Construction. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. The language used in the Agreement shall be deemed to be the language chosen by all of the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

8.11     Waiver of Conflict of Interest. The law firm of Synergy Law Group, L.L.C. (“Law Firm”) has disclosed to the parties its potential conflicts of interest arising from the negotiation of this Agreement and all documents related hereto in connection with the transactions contemplated herein. The parties acknowledge that they have been advised of all conflicts of interest arising from the representation provided to the parties referenced herein by attorneys from the Law Firm. The parties hereby waive any conflict of interest resulting from the past, current and future representation provided by the Law Firm to the parties in both matters related and unrelated to this Agreement.

[Signatures Located on Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SELLER:	PURCHASER:

PVPOWER, INC.	JUHL ENERGY, INC.

By:	By:

Title:	Title: